Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

ThermoFisher SCIENTIFIC

API Services

LP-300

Patheon

fisher clinical services

Topic of Proposal

Lantern Pharma Inc

[***]

• API • BIOLOGICS • EARLY & LATE PHASE DEVELOPMENT • CLINICAL TRIAL SOLUTIONS • LOGISTICS SERVICES • COMMERCIAL MANUFACTURING

[***]	Lantern Pharma
ProjectConfidential	Page 2 of 27

Patheon API Services, Inc. (“Patheon”)	Patheon API Services, Inc. (“Patheon”)
101 Technology Place Florence, SC 29501	101 Technology Place Florence, SC 29501
By: /s/ [***]	By: /s/ [***]
Name: [***]	Name: [***]
Title: Sr. Business Manager	Title: Executive Director
Date: July 10, 2020	Date: July 10, 2020

Lantern Pharma (“Client”)		Lantern Pharma (“Client”)
1920 Mckinney Ave 7th Floor Dallas, Texas 75201 United States		1920 Mckinney Ave 7th Floor Dallas, Texas 75201 United States
By:	/s/ David Margrave	By:
Name:	David Margrave	Name:
Title:	Chief Financial Officer	Title:
Date:	July 10, 2020	Date:

Effective Date: July 10, 2020

This Proposal when executed by Patheon and the Client will become a contract binding on the parties (the “Contract”). The Term of the Contract will be from the Effective Date until completion by Patheon unless specified otherwise. This Proposal is a time-limited offer, which will remain open for acceptance by the Client for 14 days from the issue date above. Following the expiry of this offer, Patheon may, at its sole option, waive the time limit or rescind this offer without further notice to the Client.

Date of Confidentiality Agreement: March 11, 2019

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Peace of Mind Our global quality systems are proven by a regulatory track record that’s second to none.	Unmatched Capabilities The most services across all phases, dosage forms and scales for drug substances and products.
Experience We work with companies in more than 70 countries.	Trust We understand the unique needs of small companies. More than 75% of our clients are emerging and mid-size biopharma organizations.
True Partners Our Business Management approach nurtures client relationship, and the Voice of client program enables smooth issue resolution.	Results We manufacture 117 products having received NDA approval from 2008-2017.

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Table of Contents

Part A: Project Overview	6
Proposal Introduction	7
Part B: Project Activities	8
1. Technology Transfer and Process Evaluation	8
2. Analytical Methods Implementation and Associated Services	8
3. Manufacture of GMP Material	10
4. Stability Studies	11
5. Raw Materials	12
6. Additional Services	13
7. Project Management	13
Part C: Budget Summary	14
Part D: High Level Timeline	17
Part E: Standard Assumptions	18
Part F: Legal Terms and Conditions	22
Project Team Profiles	25

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Part A: Project Overview

Lantern is currently evaluating it’s API LP-300 in a Phase 2 clinical trial. They have requested that Patheon provide a proposal to transfer the previously validated manufacturing process and analytical methods and produce [***] of final API under cGMP.

Technical Expertise

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Reduced Timelines

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Price

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Proposal Introduction

Patheon is an industry leading API Contract Development and Manufacturing Organisation (CDMO) with extensive experience of successfully undertaking programs of work for many established and emerging pharmaceutical companies. The R&D and manufacturing facilities at Patheon’s global network of sites are well- positioned to deliver on Lantern’s requirements for LP-300. The services covered by this proposal will be undertaken at the Florence facility in South Carolina.

[***]

This FDA approved facility [***] is primarily engaged in API process development and manufacture for early clinical phases. [***]

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Part B: Project Activities

1. Technology Transfer and Process Evaluation

Goal

To reproduce the Client’s documented procedures on laboratory scale

Complete a non-GMP demonstration batch in a glass reactor.

To carry out process improvement activities to enable safe and robust manufacture on the desired scale

Deliverables

●	Weekly updates. Format as per Patheon standard.
●	Samples of any material produced
●	One final report detailing work carried out. Format as per Patheon standard.

Estimated Duration

●	Approximately 6 weeks after receipt of materials

Scope

Patheon will begin the project by undertaking laboratory activities to implement and evaluate the process provided by Lantern. This work will be carried out in the chemical and analytical R&D laboratories.

As the transfer and evaluation of each stage of the process is completed, Patheon will carry out a non-GMP demonstration batch in a glass reactor.

Wherever possible, the conditions already established by Lantern will be implemented for scale-up. Sometimes the process supplied by a Client needs to be improved or formally developed in order to be safe and robust for the requested scale-up.

Assumptions

●	Lantern technical personnel will be available as required to answer questions and generally support the implementation process.
●	The process provided by Lantern works reasonably similar as described

2. Analytical Methods Implementation and Associated Services

Goals

●	To transfer validated analytical methods from the Client or other third party to support the cGMP manufacture, release, and stability testing of Product
●	To develop suitable methods to support testing of non-GMP development activities, and to validate the developed methods to support cGMP manufacture release of cGMP batches
●	To perform verification of USP methods to support release and stability testing of the Product
●	To generate/procure intermediate and impurity markers for analytical method development

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Deliverables

●	Patheon format documents providing details of the final analytical methods developed

Estimated Duration

●	Approximately 6 weeks

Scope

Patheon will carry out analytical method transfer in our R&D laboratories. Once the methods have been qualified in-house, they will be transferred to the Quality Control laboratory/personnel. Impurity/intermediate markers will be either produced in-house or procured if commercially available. [***]. The remaining markers will be produced in-house except for [***].[***] Procurement of this material will be captured as a pass-through cost once a source is identified. All markers will be tested and a Certificate of Testing will be issued.

Assumptions

Already fixed specifications for key raw materials, intermediates, and final product will be provided by the Client prior to commencement of work. If fixed specifications are not available, timelines may be impacted and additional costs may be incurred and will be captured via the Change of Scope process.

All Client-stated available analytical methods, reference standards / marker substances will be provided by the Client to Patheon in good time prior to the start of laboratory process familiarisation. If methods and standards are not provided or prove to be inadequate for the required purpose, timelines may be impacted and additional costs may be incurred and will be captured via the Change of Scope process.

Patheon standard specifications and release testing will be applied to all non-contributory or standard raw materials. If Client-defined specifications are required, timelines may be impacted and additional costs may be incurred and will be captured via the Change of Scope process.

Methods to be Transferred or Evaluated:

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Other Analytical Services

Other analytical services may include the following. Modify/delete as appropriate, including addition of appropriate scope text.

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●	Impurity identification
●	Genotoxic assessments in conjunction with chemical development
●	Forced degradation study
●	Characterisation of reference standards
●	Specification generation

3. Manufacture of GMP Material

Goal

To manufacture approximately [***] of LP-300 under cGMP conditions

Deliverables

Target Quantity: Approximately [***] of LP-300 to the agreed upon specifications on a campaign basis. Lantern will receive all material generated from the campaign (except retains, QC samples, etc)

Campaign Report. Format as per Patheon standard. A report will be issued four to six weeks after release, containing detailed process descriptions, commented scale-up results, and information on key raw materials used for the scale-up. Key analytical data for intermediates and final product will be included.

GMP Documentation: Copies of all GMP Executed Batch Operating Procedures will be provided (incl. deviation/OOS reports, CoA and releases of all raw materials, printouts of all IPC and release tests, cleaning records and temperature charts, and QA sign-off). Master Batch Operating Procedures (BOP) (equivalent to Master Batch Records (MBR)) and Executed Batch Operating Procedures (equivalent to Executed Batch Records (EBR)) in local language (English).

QA-approved TSE/BSE certificate, certificate of compliance/conformity, release for intended application, and batch tree for the GMP batch.

Estimated Duration

●	Approximately [***] after receipt of materials

Scope

Patheon will transfer the manufacturing process established during the Technology Transfer and Process Evaluation phase of work to the production facility and carry out a production campaign. The target quantity of this campaign will be [***]. This campaign shall be performed under cGMP conditions using water for injection.

Assumptions

The final product will be tested against the following specifications (tentative; to be discussed in good faith):

[***]

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4. Stability Studies

Goal

To provide re-test data for LP-300.

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Deliverables

Data summaries will be provided to the Client at intermediate time points, and a stability summary report will be provided to the Client following completion of the study.

Estimated Duration:

See table below

Scope

Patheon shall design a stability program to monitor:

●	Single batch from the GMP campaign under ICH conditions
●	Samples will be placed on storage concurrently and also tested concurrently at each test point.
●	Unless indicated in the stability protocol, the analytical data from each batch manufactured at Patheon will be used as initial time point (T=0) data.

The following storage conditions and time points are suggested for testing:

Storage	Number	Time points
conditions	of batches	0 M	1 M	2 M	3 M	6 M	9 M	12 M	18 M	24 M	36 M	48 M	60 M
Freezer -20°C		R
Refrigerator 5°C		R
Long term 25°C/60% R.H.	1	R	X		X	X	X	M	X	M	M
Intermediate 30°C/65% R.H.	1	R	C		C	C	C	C
Accelerated 40°C/75% R.H.	1	R	X		X	X

R = release test data

C = contingency (storage; testing only in case of "significant change")

X = characteristics, assay & purity (HPLC), water, XRPD

M = characteristics, assay & purity (HPLC), water, XRPD, microbiology

Assumptions

The Client provided analytical method is stability indicating, confirmed via a forced degradation study. If no forced degradation study has been undertaken, Patheon can arrange at additional cost under a change of scope

5. Raw Materials

●	The amounts of raw materials have been calculated on the current yields. A contingency of [***]% has been considered.
●	All raw materials, reagents, solvents, and auxiliary chemicals will be purchased by Patheon and assumed to be available within the required quality and quantity and assumed lead time.
●	Commercial raw materials and starting materials will be released based on supplier CoA and identity test. Starting materials and key raw materials will be additionally subjected to a use-test on lab scale.
●	Supplier of starting materials and raw materials will not be qualified by Patheon at this stage.

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●	Raw materials supplied by the client must be accompanied by the appropriate documentation (CoA, BSE/TSE or GMO certificate).
●	Import and forwarding costs for materials supplied by Clients will be passed through to the Client in line with the rules for reimbursable items as set forth elsewhere in this document. Client or Client’s suppliers have to make sure that shipment paperwork shows realistic commercial value of the material for the purpose of import.
●	Raw material pricing and lead times will be confirmed upon PO initiation.

6. Additional Services

The following items are formally considered out of the scope of this proposal, but could be offered as additional services:

●	Further development and/or revalidation of analytical methods
●	Preparation of analytical reference standards
●	Assessment and/or analysis of potential genotoxic impurities (pGTI)
●	Long-term storage and costs for special packaging and transportation (if required); Florence standard bulk packaging assumed (double PE bag in screw-lid HDPE drum)
●	Micronization/particle size reduction.
●	Certified translation of Master Batch Records and Executed Batch Records
●	Analysis of solid state properties

7. Project Management

Patheon will provide dedicated project management support to monitor the progress of the project against the agreed scope of work and timelines and will provide Lantern with routine updates while there are ongoing billable activities in progress (excluding stability).

Upon award of this project, Patheon will form its project team. A Project Manager / Leader will be assigned to lead the team and be the primary client point of contact from raw material procurement through process implementation, development and production, to shipment of the product. The Project Manager / Leader typically has university degree (Ph.D. or BSc) qualifications in chemistry and significant prior experience with chemical process research and development and API manufacturing

●	The core team typically consists of the Project Leader, API Business Manager and Chemical and Analytical R&D Scientists
●	Other members join the core team on an as-needed basis (e.g. the Client Business Development Executive, Process Safety Expert, Chemical Engineer, Plant personnel, Quality Control, and Quality Assurance representatives)
●	Each team member reports into their own functional area but reports to the Project Manager / Leader for direction on each specific project
●	On a weekly basis, the Project Manager / Leader reports progress to the site management team who oversee performance on the wider portfolio of site projects

The Project Manager / Leader will typically organise:

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●	Up to two, one-hour teleconference meetings per month. Other calls can be arranged as agreed between the parties and ad hoc calls accommodated as needed. The frequency of meetings can be increased during peak activity times and the Project Manager / Leader is available via e- mail/phone for discussions outside of scheduled meetings
●	Minutes of teleconferences and other meetings. These can generally be customised to meet Client or project requirements
●	A quarterly Patheon site face-to-face project review / update meeting
●	Delivery of project documentation. Documentation may include protocols, reports, master batch records or executed batch records, Certificates of Analysis, BSE/TSE statements, summary data and analytical methods

The team will also be made up of Lantern personnel as agreed. A formal project kick-off (KO) meeting will be arranged prior to start of work to review the provided technical information and re-confirm that the scope of the project remains as per this proposal.

Part C: Budget Summary

Price Quotation

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Costs which cannot be quantified upfront e.g. analytical columns/reagents, external analytical testing, API packaging, shipping charges, custom fees, etc. that must be purchased to run the project will be passed through at [***].

Payment and Delivery Terms

Amount	Invoicing	Deliverable
[***]	[***]	[***]
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[***] [***]	[***] [***]	[***]

Payment terms: [***]

[***]

Where applicable, please issue purchase orders, referencing Proposal Number [***], to the legal entity which will perform the services covered by this proposal:

Patheon API Services, Inc.

[***]

Please send the purchase order to the following addresses:

E-mail: [***]@thermofisher.com

E-Mail: [***]@patheon.com

E-Mail: [***]@patheon.com

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Shipping Options

Service Selection	Description
(A) Courier Management through Total Transportation Management (“TTM”)

TTM is a service whereby Patheon will manage the couriers for all shipments and lanes, such selection being based on data relating to courier performance across all shipments executed across the Patheon logistics network. The TTM fees will be based on actual shipment characteristics and provides for the following services:

●    Patheon will select the courier from a broad array of vendors managed and qualified through TTM’s quality management system

●    Patheon will coordinate the dispatch of the shipment with selected carrier

●    Patheon will support the facilitation and coordination of necessary documentation as required by a receiving country, including the generation and creation of such documents

●    All shipments will be tracked and traced via the Global Logistics Help Desk from origin to final destination

●    Patheon will assist with the resolution of shipment issues arising during transit and will escalate such issues to the Client in accordance when necessary

The TTM fees will be quoted at the time of shipment in a TTM Freight Quote. Client will be responsible for any charges with respect to services that were not contemplated in this quote including, but not limited to, charges for supplementary services such as detention or demurrage. The Terms and Conditions specified in the applicable TTM Freight Quote issued at the time of shipment will apply.

If you want to make use of this service, please contact:

[***]@thermofisher.com

Tel: North America [***]

Tel: Europe [***]

(B) Client Managed Shipping (Client Carrier)	Client will select the couriers for all shipments and lanes and manage the shipment from origin to destination. All Client carriers will bill any and all freight charges and other costs associated with all Client shipments directly to Client using the Client’s account number(s), and Client shall be solely responsible for the payment of all such charges and other costs.

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Part D: High Level Timeline

The timeline below and any estimated activity durations stated above are presented at this stage as a non- binding projected estimate of the milestone durations and deliverables envisioned at the time of issuing this proposal. Patheon will use commercially reasonable efforts to adhere to timeline estimates shown below by initiating the project as soon as a Lantern award by signature is received. All project timelines are however subject to resource and production asset availability at the time the project is awarded. Once awarded, timelines will be reviewed and updated and an updated project plan provided.

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Part E: Standard Assumptions

Financial

All prices presented in the Price Quotation are NET of VAT.

All prices quoted are based on Patheon API Services Inc Tariff 2020.

Any analytical columns/reagents, external analytical testing, API packaging, shipping, and filter media that must be purchased will be charged additionally as pass through costs.

Validity

This offer is valid until July 25, 2020.

Regulatory Management

To support the proposed project and eventual product filing, it is anticipated that Lantern will conduct an audit of Patheon’s site for Quality Assurance purposes. It is assumed that the audit will require one Patheon QA team member for up to two days. If additional resources and/or time are required, these will be considered changes of scope and priced as per the table below.

The regulatory support requirements of Clients vary from project to project. Patheon can provide support for activities such as:

●	Provision of documentation not typically provided as part of routine project activities
●	Regulatory body interactions associated with the regulatory applications or registration of Client products, such as Pre-Approval Inspections and remote desk-top audits
●	Third party due diligence activities towards the potential sale / licensing of the Clients Product or company
●	Translation of documentation
●	General regulatory guidance or support for compilation of regulatory documentation

As the extent of regulatory support can be uncertain, hourly rates are normally defined for any required services as per the table below.

Regulatory Filing/Audit Assistance Fee
Level of Support	Fee
First audit (two days)	[***]
Additional Audit Time per Person	[***]
Miscellaneous Regulatory Support	[***]

Out of Scope

The following activities are not within the normal scope of project activities and may incur additional costs if required:

●	Extended Client site visits, for example, to observe manufacturing activities first hand

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●	Additional raw material, intermediate, or final Product sampling that is outside the typical scope of the activities proposed

OEL

Unless otherwise stated above, Patheon assume that the OEL of the raw materials, intermediates and / or product have an OEL of >10 µg/m3. If the OEL is confirmed as lower than >10 µg/m3 after project commencement, a further assessment of the handling requirements will be made which may impact timelines and cost.

Fees include a single revision of documentation. Patheon will invoice the Client on issue of draft report.

For Analytical Out Of Specification (OOS) investigations, Patheon will conduct investigations according to Patheon’s Standard Operating Procedure and report findings to the Client, the costs for which will be borne by the Client should the OOS be a result of the nature of the product rather than Patheon error in processing or testing.

At the Client request, issued documents may need to be updated throughout the life of the project. The requirement for update could be based on, but is not limited to, new stability data or new storage conditions. Documents requiring update may include Certificate of Analysis, specifications, test methods, reports or any other document already issued by Patheon. Any additional costs for the update will be communicated to the Client via the Change of Scope process prior to initiating the documentation change.

If the Client requests Patheon to provide a quarantine release (provisional batch release pending full release for shipment), the Client shall pay Patheon a fee of [***] per-quarantine released batch (fee not included within the Price Quotation) to cover the additional administrative and QA requirements necessary to meet such a request. Patheon makes no warranty of any kind, either expressed or implied of fitness for a particular purpose or warranty of merchantability in respect to the quarantine release.

Deliveries

According to tax law, VAT or customs may have to be charged on the product price in case of delivery destination changes (from 3rd party country to Europe or the other way). This is valid for inbound materials as well as outbound materials. The potential changes have to be evaluated case by case between the Client and Patheon. Delivery destinations have to be communicated well in advance.

Storage

In the event that the Client does not take delivery of a product at the agreed time, Patheon have the option but not the obligation to store the product at its site or through carefully selected external partners. In such a case, the product is deemed delivered by transferring it into the storage facility. Any storage will be subject to a fee and certain terms and conditions which will be discussed and agreed at the time any storage need becomes known.

In addition, the Client and Patheon have to evaluate the customs situation if products are not delivered to the Client within six months after the invoice date. For quantities produced in commercial buildings customs needs to be evaluated immediately upon invoicing.

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Product Release by Client

In the event it will be agreed that a product shall be released by the Client, the Client is obliged to carry out such release within the agreed time. Otherwise, Patheon are entitled to release and ship the product.

Provided Goods

Provided goods have to fulfil specifications and other agreed quality criteria and they have to be fit for use.

Cancellation Terms

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Intellectual Property

The term “Intellectual Property” includes, without limitation, rights in patents, patent applications, formulae, trade- marks, trade-mark applications, trade-names, trade secrets, inventions, copyright, industrial designs, data and know-how.

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Part F: Legal Terms and Conditions

Unless otherwise specified in this proposal, the Patheon API Services Inc. General Terms and Conditions of Sale (provided separately with this proposal) apply to the transaction covered by this proposal.

In case of any discrepancies between this proposal and the General Terms and Conditions of Sale the conditions of this proposal shall prevail.

This proposal has been made to the best of Patheon’s knowledge. It is based upon the information available at the time of offering and the assumptions specified in this proposal. Patheon are entitled to adequately amend this proposal, if determining factors have been subject to change.

This proposal is subject to Patheon Management approval.

1.	GENERAL

1.1.	These General Terms and Conditions of Sale (“Conditions”) govern the offering, sale and delivery of all goods and/or services (hereinafter jointly referred to as the “Product(s)”) from or on behalf of Patheon API Services,Inc., Florence, South Carolina (“PATHEON”), to client (“Client”) and apply to all transactions between PATHEON and Client.

1.2.	By contracting on the basis of the Conditions, Client agrees to the applicability thereof in respect of all future dealings, even if this is not explicitly stated.

1.3.	PATHEON explicitly rejects the applicability of any general terms and conditions of Client. Furthermore, the Conditions supersede any and all terms of prior oral and written quotations, communications, agreements and understandings of the parties in respect of the sale and delivery of the Products and shall apply in preference to and supersede any and all terms and conditions of any order placed by Client and any other terms and conditions submitted by Client. Failure by PATHEON to object to the terms and conditions set by Client shall in no event be construed as an acceptance of any of the terms and conditions of Client.Neither PATHEON’s commencement of performance nor PATHEON’s delivery shall be deemed as acceptance of any of Client’s terms and conditions. If the Conditions differ from any of the terms and conditions of Client, the Conditions and any subsequent communication or conduct by or on behalf of PATHEON, including, without limitation, confirmation of an order and delivery of Products, constitute a counter-offer and not acceptance of such terms and conditions submitted by Client. Any communication or conduct of Client which confirms an agreement for the delivery of Products by PATHEON, as well as acceptance by Client of any delivery of Products from PATHEON shall constitute an unqualified acceptance by Client of the Conditions.

1.4.	PATHEON reserves the right to amend the Conditions at any time. PATHEON will notify Client of any such amendments by sending the amended Conditions to Client, posting them on the aforementioned Internet sites or otherwise. The amended Conditions will take effect on the date of notification of these amendments. The amended Conditions shall apply to all transactions concluded between Client and PATHEON after the date of such notification.

1.5.	Any electronic communication between PATHEON and Client shall be effective as originals and shall be considered to be a “writing” between the parties. The electronic communication system used by PATHEON will serve as sole proof for the content and the time of delivery and receipt of such electronic communications.

2.	QUOTATIONS, ORDERS AND CONFIRMATION

2.1.	Unless stated otherwise by PATHEON, quotations made by PATHEON in whatever form are not binding to PATHEON and merely constitute an invitation to Client to place an order. All quotations issued by PATHEON are revocable and subject to change without notice. Orders are not binding until accepted by PATHEON in writing (“Confirmed Order”). PATHEON shall be entitled to refuse an order without indicating the reasons.

2.2.	Price quotations based on estimated or projected quantities are subject to increase in the event that actual quantities purchased during the specified period are less than the estimated or projected quantities.

2.3.	Each delivery shall stand as a separate transaction and any failure to deliver shall have no consequences for other deliveries.

3.	PRICES

3.1.	Prices and currencies of PATHEON’s Products are as set out in the Confirmed Order. Unless otherwise agreed, PATHEON’s prices include standard packaging but do not include Value Added Tax or any other similar applicable taxes, duties, levies or charges in any jurisdiction levied in relation to the Products or the delivery thereof (“Taxes”). The amount of any Taxes levied in connection with the sale of Products to Client shall be for Client’s account and shall either be added to each invoice or separately invoiced by PATHEON to Client. If PATHEON grants a discount, this discount only relates to the delivery specifically mentioned in the Confirmed Order.

3.2.	Unless the prices have been indicated as firm by PATHEON in the Confirmed Order, PATHEON is entitled to increase the price of the Products still to be delivered if the cost price determining factors have been subject to an increase. These factors include but are not limited to: raw and auxiliary materials, energy, products obtained by PATHEON from third parties, wages, salaries, social security contributions, governmental charges, freight costs and insurance premiums. PATHEON shall notify Client of such increase which shall not exceed the increase in the determining cost factors.

4.	PAYMENT AND CLIENT’S CREDIT

4.1.	Unless stated otherwise in the Confirmed Order, payment shall be made on the basis of net cash, to be received by PATHEON within [***] following the date of PATHEON’s invoice. All payments shall be made without any deduction on account of any Taxes and free of set-off or other counterclaims except for set-offs with uncontested and/or enforceable counterclaims.

4.2.	With regard to payment for the Products, time is of the essence. PATHEON may, without prejudice to any other rights of PATHEON, charge interest on any overdue payment at [***] per annum from the due date computed on a daily basis until all outstanding amounts are paid in full. All costs and expenses incurred by PATHEON with respect to the collection of overdue payments (including, without limitation, reasonable attorney’s fees, expert fees, court costs and other expenses of litigation) shall be for Client’s account.

4.3.	Every payment by Client shall in the first place serve to pay the judicial and extra- judicial costs and the accrued interest and shall afterwards be deducted from the oldest outstanding claim regardless of any advice to the contrary from Client.

4.4.	Any complaint with respect to the invoice must be notified to PATHEON in writing within 20 (twenty) days after the date of invoice. Thereafter, Client shall be deemed to have approved the invoice.

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5.	DELIVERY AND ACCEPTANCE

5.1.	Unless stated otherwise in the Confirmed Order, all deliveries of Products shall be [***]. The term [***] shall have the meaning as defined in the latest version of INCOTERMS published by the International Chamber of Commerce in Paris, France, at the time of the Confirmed Order.

5.2.	Unless stated otherwise in the Confirmed Order, any times or dates for delivery by PATHEON are estimates and shall not be of the essence. PATHEON is entitled to deliver the Products as stated in the Confirmed Order in parts and to invoice separately. Delay in delivery of any Products shall not relieve Client of its obligation to accept delivery thereof, unless Client cannot reasonably be expected to accept such late delivery. Client shall be obliged to accept the Products and pay the rate specified in the Confirmed Order for the quantity of Products delivered by PATHEON.

6.	CANCELLATION

6.1.	Client’s wrongful non-acceptance or rejection of Products or cancellation of the Confirmed Order shall entitle PATHEON to recover from Client, in addition to any other damages caused by such action:

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7.	EXAMINATION AND CONFORMITY TO SPECIFICATIONS

7.1.	On delivery and during the handling, use, commingling, alteration, incorporation, processing, transportation, storage, importation and (re)sale of the Products (the “Use”), Client shall examine the Products and satisfy itself that the Products delivered meet the agreed specifications for the Products as stated in the Confirmed Order or, in the absence of agreed specifications, to the most recent specifications used by PATHEON at the time of delivery of the Products (the “Specifications”).

7.2.	Complaints about the Products shall be made in writing and must reach PATHEON not later than [***] from the date of delivery in respect of any defect, default or shortage which would be apparent from a reasonable inspection on delivery, and [***] from the date on which any other claim (e.g. hidden defects) was or ought to have been apparent, but in no event later than (i) [***] from the date of delivery of the Products or (ii) the expiry of the Products’ shelf-life whichever is the earlier. Any Use of the Products shall be deemed to be an unconditional acceptance of the Products as of the date of delivery and a waiver of all claims in respect of the Products.

7.3.	A determination of whether or not delivered Products conform to the Specifications shall be done solely by PATHEON analysing the samples or records retained by PATHEON and taken from the batches or production runs in which the Products were produced in accordance with the methods of analysis used by PATHEON. In case of a disaccord between the parties concerning the quality of a batch or production run of Products supplied by PATHEON to Client, PATHEON will submit representative samples of said batch or run to an independent laboratory reasonably acceptable to Client to have determined whether or not the batch or run in question has met the Specifications. The results of such analysis shall be binding upon the parties and the party unable to uphold its position shall bear the related costs of the laboratory.

7.4.	Defects in parts of the Products do not entitle Client to reject the entire delivery of the Products, unless Client cannot reasonably be expected to accept delivery of the remaining non defective parts of the Products. Complaints, if any, do not affect Client’s obligation to pay as defined in Article 4.

8.	TRANSFER OF RISK AND PROPERTY

8.1.	The risk of the Products shall pass to Client according to the applicable Incoterm (see Article 5.1).

8.2.	The title to the Products shall not pass to Client and full legal and beneficial ownership of the Products shall remain with PATHEON unless and until PATHEON has received payment in full for the Products, including costs such as interest, charges, expenses etc.

8.3.	In the event of termination on the basis of Article 16, PATHEON shall, without prejudice to any other rights of PATHEON, be entitled to require immediate return of the Products, or to repossess the Products, for which it may invoke a retention of title.

9.	LIMITED WARRANTY

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10.	LIMITED LIABILITY

10.1.	PATHEON’s liability for any and all claims arising out of or in connection with the Products and the Use thereof shall per occurrence be limited to [***].

10.2.	PATHEON shall under no circumstances be liable to Client or any other person for any kind of special, incidental, indirect, consequential or punitive damage or loss, cost or expense, including without limitation, damage based upon lost goodwill, lost sales or profit, delay in delivery, work stoppage, production failure, impairment of other goods or based on any other cause, and whether arising out of or in connection with breach of warranty, breach of contract, misrepresentation, negligence or otherwise.

11.	FORCE MAJEURE

11.1.	Neither party shall be liable in any way for any damage, loss, cost or expense arising out of or in connection with any delay, restriction, interference or failure in performing any obligation towards the other party caused by any circumstance beyond its reasonable control, including, without limitation, acts of God, laws and regulations, administrative measures, orders or decrees of any court, earthquake, flood, fire, explosion, war, terrorism, riot, sabotage, accident, epidemic, strike, lockout, slowdown, labour disturbances, difficulty in obtaining necessary labour or raw materials, lack of or failure of transportation, breakdown of plant or essential machinery, emergency repair or maintenance, breakdown or shortage of utilities, delay in delivery or defects in goods supplied by suppliers or subcontractors (“Force Majeure”).

11.2.	Upon the occurrence of any event of Force Majeure, the party suffering thereby shall promptly inform the other party by written notice thereof specifying the cause of the event and how it will affect its performance of its obligations under the Confirmed Order. In the event of any delay, the obligation to deliver shall be suspended for a period equal to the time loss by reason of Force Majeure. [***]

12.	MODIFICATIONS AND INFORMATION; INDEMNITY

12.1.	Unless the Specifications have been agreed to be firm for a certain period of time or quantity of Products, PATHEON reserves the right to change or modify the Specifications and/or manufacture of Products and to substitute materials used in the production and/or manufacture of Products from time to time without notice. Client acknowledges that data in PATHEON’s catalogues, product data sheets and other descriptive publications distributed or published on its websites may accordingly be varied from time to time without notice.

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12.2.	Client must utilise and solely rely on its own expertise, know-how and judgment in relation to the Products and Client’s Use thereof. Consultation provided by PATHEON shall not give rise to any additional obligations. Client shall indemnify and hold PATHEON harmless from and against any and all damages, losses, costs, expenses, claims, demands and liabilities (including without limitation product liabilities) arising out of or in connection with the Products and Client’s Use thereof.

13.	COMPLIANCE WITH LAWS AND STANDARDS

13.1.	Client acknowledges that the Use of the Products may be subject to requirements or limitations under any law, statute ordinance, regulation, code or standard (“Laws and Standards”). Client shall be exclusively responsible for (i) ensuring compliance with all Laws and Standards associated with its intended Use of the Products; and (ii) obtaining all necessary approvals, permits or clearances for such Use.

14.	INDEPENDENT CONTRACTORS

14.1.	PATHEON and Client are independent contractors, and the relationship created hereby shall not be deemed to be that of principal and agent.

15.	NON-ASSIGNMENT AND CHANGE OF CONTROL

15.1.	Neither party may assign any of the rights or obligations under the Confirmed Order without the prior written consent of the other party, except that either party may assign such rights and obligations to any of its affiliates or to a third party acquiring all or a substantial part of its assets or business relating to the Products.

15.2.	PATHEON shall have the right to terminate the Confirmed Order with immediate effect if at any time during the term of the Confirmed Order a person or group of persons, who are unrelated to the persons controlling Client as of the date of the Confirmed Order, acquires control, through ownership of voting securities or otherwise, over Client. Client must notify PATHEON of such acquisition within [***] thereof. PATHEON may exercise its right to terminate the Confirmed Order by giving Client written notice of such exercise within [***] after the date of receipt of such notice.

16.	SUSPENSION AND TERMINATION

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17.	WAIVER

17.1.	Failure by PATHEON to enforce at any time any provision of the Conditions shall not be construed as a waiver of PATHEON’s right to act or to enforce any such term or condition and PATHEON’s rights shall not be affected by any delay, failure or omission to enforce any such provision.

No waiver by PATHEON of any breach of Client’s obligations shall constitute a waiver of any other prior or subsequent breach.

18.	SEVERABILITY AND CONVERSION

18.1.	In the event that any provision of the Conditions shall be held to be invalid or unenforceable, the same shall not affect in any respect whatsoever, the validity and enforceability of the remaining provisions between the parties and shall be severed therefrom. The pertaining provisions held to be invalid or unenforceable shall be reformed to meet the legal and economic intent of the original provisions to the maximum extent permitted by law.

19.	LIMITATION OF ACTION

19.1.	Unless otherwise stated hereunder, no action by Client shall be brought unless Client first provides written notice to PATHEON of any claim alleged to exist against PATHEON within [***] after the event complained of first becomes known to Client and an action is commenced by Client within [***] after such notice.

20.	GOVERNING LAW AND VENUE

20.1.	The parties’ rights and obligations arising out of or in connection with the Confirmed Order and/or the Conditions shall be governed, construed, interpreted and enforced according to the laws of South Carolina, without regard to the conflict of laws provisions thereof. The United Nations Convention on Contracts for the International Sale of Goods dated 11 April 1980 (CISG) shall not apply.

21.	SURVIVAL OF RIGHTS

20.2.	The parties’ rights and obligations shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, directors, officers, employees, agents and legal representatives. Termination of one or more of the parties’ rights and obligations, for whatever reason, shall not affect those provisions of the Conditions which are intended to remain in effect after such termination.

22.	HEADINGS

22.1.	The headings contained in the Conditions are included for mere convenience of reference and shall not affect the latter’s construction or interpretation.

23.	LANGUAGE

24.1.	The original version of the Conditions is made in the English language. In the event of any inconsistency or contradiction between the English version and any translation thereof, the English version shall prevail.

Version: August, 2018

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Project Team Profiles

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Pharma Services - Global Site Network

Ahmedabad, India				•
Allentown, PA				•
Basel, Switzerland				•
Beijing, China				•
Bend, OR			•

Bogota, Colombia				•
Bourgoin, FR			•		•
Brisbane, AU		•
Buenos Aires, Argentina				•
Cincinnati, OH			•		•
Ferentino, IT			•		•
Florence, SC – West	•
Florence, SC – East	•
Greenville, SC	•
Greenville, NC			•		•
Groningen, NL		•
High Point, NC			•		•
Horsham, UK				•
Indianapolis, IN				•
Lima, Peru				•
Linz, AT	•
Manatí, PR					•
Mexico City, Mexico				•
Milton Park, UK			•
Monza, IT			•		•
Moscow, Russia				•
Mt. Prospect, IL				•
Pretoria, South Africa				•
Princeton, NJ		•
Regensburg, DE	•
Santiago, Chile				•
São Paulo, Brazil				•
Seoul, Korea				•
Singapore				•
St. Louis, MO		•
Suzhou, China				•
Swindon, UK					•
Tilburg, NL			•		•
Tokyo, Japan				•
Toronto, ON			•		•
Weil am Rhein, Germany				•
Whitby, ON			•		•

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Your truly integrated pharma services partner

Built on a proven foundation of quality systems and commitment to continuous improvement, Thermo Fisher Pharma Services has the capabilities and expertise to help you achieve success at every milestone.

Create or source your ingredient	Design the ideal formulation	Scale to your next milestone	Develop clinical supply chain strategy	Accelerate clinical research	Develop successful commercial launch
Route Scouting	Quick to Clinic	Pre-clinical	Clinical Supply Optimization	Primary & Secondary Packaging	95%+ Right First Time Performance
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or manufactured		Development	2017
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© 2018 Thermo Fisher Scientific Inc. All rights reserved.

Published 6/18 PATH0712

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